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                                                                   Exhibit 10.38

                       Amendment to the Dime Bancorp, Inc.
                 1997 Stock Incentive Plan for Outside Directors

                           Effective December 12, 2000


         The Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors (the "Plan") is hereby amended in the following particulars:

         1. The language of Section 13(a) of the Plan preceding the colon is amended in its entirety to read as follows:

         "(a) Unless otherwise determined by the Board at the time of grant or by amendment (with the holder's consent) of such grant, in the event of the earlier of (i) the occurrence of a Terminating Event, (as defined in Section 13(b)), or (ii) the occurrence of a Change in Control (as defined in Section 13(c)), and solely with respect to awards held by an Outside Director in service as an Outside Director at the time of any such event described in clause (i) or (ii) above (or then held by a permissible transferee of such Outside Director pursuant to Section
         10)"